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                                                                     Exhibit 3.1

                                     FORM OF
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        COLLEGIATE FUNDING SERVICES, INC.

      Collegiate Funding Services, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

            A. The name of the Corporation is Collegiate Funding Services, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 2, 2002. The Corporation's Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 16, 2002 and was amended on April 6, 2004, April 8, 2004 and April 21, 2004.

            B. This Second Amended and Restated Certificate of Incorporation (the "Charter"), which amends and restates the Amended and Restated Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL") and has been, in lieu of a meeting of stockholders, consented to in writing by the stockholders in accordance with Section 228 of the DGCL.

            C. The Second Amended and Restated Certificate of Incorporation of the Corporation shall read in its entirety as follows:

                                    ARTICLE I

            Section 1.1 Name. The name of the Corporation is Collegiate Funding Services, Inc.

                                   ARTICLE II

            Section 2.1 Address. The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                   ARTICLE III

            Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

            Section 4.1 Capitalization.

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            (A) The total number of shares of stock that the Corporation is authorized to issue is 140,000,000 shares, consisting of (i) 120,000,000 shares of Common Stock, par value $.001 per share ("Common Stock"), of which, until the Conversion Time (as defined below), (a) 36,000,000 shares are designated Class A Common Stock (the "Class A Common Stock") and (b) 6,000,000 shares are designated Class B Common Stock (the "Class B Common Stock") and (ii) 20,000,000 shares of Preferred Stock, par value $.001 per share ("Preferred Stock"). The number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

           (B) Concurrently with the consummation of the initial public offering of shares of the Company's Common Stock (the "Conversion Time"), each share of Class A Common Stock and Class B Common Stock ("Old Common Stock") issued and outstanding immediately prior thereto shall automatically, without further action on the part of the Corporation or any holder of such Old Common Stock, be reclassified as and shall become one new validly issued, fully paid and nonassessable share of the Corporation's Common Stock and all authorized shares of Common Stock shall no longer be designated by class; fractional shares will be issued to the extent necessary, but only if such fractional shares exist as of the Conversion Time. The reclassification of the Old Common Stock into Common Stock and the elimination of the class designations of the Common Stock will be deemed to occur at the Conversion Time.

            Section 4.2 Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

            Section 4.3 Common Stock.

            (A) Dividends. Subject to the preferential rights, if any, of the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

            (B) Voting Rights. Prior to the Conversion Time, (i) each holder of Class A Common Stock shall have full voting rights and powers equal to the voting rights and powers of each other holder of Class A Common Stock and shall be entitled to cast ten (10) votes for each share of Class A Common Stock held by such holder and (ii) each holder of Class B Common Stock shall have full voting rights and powers equal to the voting rights and powers of each other
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holder of Class B Common Stock and shall be entitled to cast one (1) vote for each share of Class B Common Stock held by such holder. Thereafter, at every annual or special meeting of stockholders of the Corporation, every share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Corporation; provided, that the holders of Common Stock shall have no voting rights with respect to matters reserved (by law or by agreement with the Corporation) solely for any other class of capital stock.

            (C) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to holders of Common Stock ratably in proportion to the number of shares held by each such stockholder.

                                    ARTICLE V

            Section 5.1 By-laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to make, amend, alter and repeal the By-laws of the Corporation without the assent or vote of the stockholders, in any manner not inconsistent with the laws of the State of Delaware or this Second Amended and Restated Certificate of Incorporation of the Corporation. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate of Incorporation, at and following the Conversion Time, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal Sections 1.3, 1.7, 2.1, 2.2 or 7.1 of the By-laws or to adopt any provision inconsistent therewith or with Article V, Article VI,
Article VII or Article X of this Second Amended and Restated Certificate of Incorporation.

                                   ARTICLE VI

            Section 6.1 Board of Directors: Composition. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors or more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. At and following the Conversion Time, the directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be originally elected for a term expiring at the next succeeding annual meeting of stockholders following the date of the adoption of this Charter, Class II directors shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders following the date of the adoption of this Charter, and Class III directors shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders following the date of the adoption of this Charter. At each succeeding annual meeting of stockholders

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following 2004, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

            Section 6.2. Board of Directors: Vacancies. At and following the Conversion Time, any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80 percent of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

            Section 6.3. Removal of Directors. At and following the Conversion Time, Directors may be removed only for cause, and only by the affirmative vote of at least 80 percent in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class.

            Section 6.4. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

                                   ARTICLE VII

            Section 7.1. Meetings of Stockholders. Following the Conversion Time, any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors or by the President or Secretary at the direction of the Board of Directors pursuant to a resolution approved by the Board of Directors.

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                                  ARTICLE VIII

            Section 8.1 Limited Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any liability imposed by law (as in effect from time to time) (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor the repeal of this Article VIII shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII would accrue or arise, prior to such amendment or repeal.

                                   ARTICLE IX

            Section 9.1. Indemnification of Directors, Officers, Employees or Agents. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, including any appeal, by reason of the fact that such person (or a person of whom such person is the legal representative) is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, whether the basis of such claim or proceeding is alleged actions or omissions in any such capacity or in any other capacity while serving as a director, officer, trustee, partner, member, employee, other fiduciary or agent thereof, may be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, against all expense and liability (including without limitation, attorneys' fees and disbursements, court costs, damages, fines, amounts paid or to be paid in settlement, and excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith and such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and may inure to the benefit of such person's heirs, executors and administrators. The Corporation, by provisions in its By-laws or by agreement, may accord to any current or former director, officer, employee or agent of the Corporation the right to, or regulate the manner of providing to any current or former director, officer, employee or agent of the Corporation, indemnification to the fullest extent permitted by the DGCL.

            Section 9.2. Advance of Expenses. The Corporation to the fullest extent permitted by the DGCL may advance to any person who is or was a director, officer, employee or agent of the Corporation (or to the legal representative thereof) any and all expenses (including, without limitation, attorneys fees and disbursements and court costs) reasonably incurred by such person in respect of any proceeding to which such person (or a person of whom such person is a legal representative) is made a party or threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or,

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while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations; provided, however, that, to the extent the DGCL requires, the payment of such expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under this Article IX or otherwise. The Corporation by provisions in its By-laws or by agreement may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the DGCL.

            Section 9.3. Non-Exclusivity of Rights. Any right to indemnification and advancement of expenses conferred as permitted by this Article IX shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute (including the DGCL), any other provision of this Second Amended and Restated Certificate of Incorporation of the Corporation, any agreement, any vote of stockholders or the Board of Directors or otherwise.

                                    ARTICLE X

            Section 10.1. Amendment. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate of Incorporation, following the Conversion Time, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article V, Article VI, Article VII or this
Article X or to adopt any provision inconsistent therewith.

                                   ARTICLE XI

            Section 11.1. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                                   ARTICLE XII

            Section 12.1. Severability. If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation

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containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

                                      * * *




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            IN WITNESS WHEREOF, the undersigned has caused this Second Amended and Restated Certificate of Incorporation to be signed by Charles L. Terribile, Executive Vice President and General Counsel of the Corporation on _______, 2004.

                                     Collegiate Funding Services, Inc.


                                     --------------------------------
                                     Name:  Charles L. Terribile
                                     Title: Executive Vice President
                                            and General Counsel